UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

__________

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, the Board of Directors of SED International Holdings, Inc. (the “Company”) appointed Charles (“Chuck”) Campagna as Chief Restructuring Officer of the Company, effective immediately.

The Company transitioned to a new Chief Restructuring Officer in an effort to reduce costs and increase its focus on obtaining new financing for the Company.

Mr. Campagna served as President and Chief Operating Officer of Waste Integrated Service Consultants, a privately-held waste management services and consulting company, from 2009 to 2012, where he led day-to-day operations and oversaw strategic direction of the company, process improvements and restructurings. From 2006 to 2009, Mr. Campagna was President of Pencamp Investments, an investment company investing in small to medium-size private companies, where he oversaw all aspects of operations and financings. Mr. Campagna was President of One Vision Utility Services, LLC, a company serving customers in damage prevention industry, from 2005 to 2006, and served Waste Management, Inc., an environmental services company, in roles of increasing responsibility from 1990 to 2005, including as Vice President of Waste Management Inc. of Florida from 2001 to 2005. He has audit experience and experience in developing internal control procedures while at Deloitte, LLP earlier in his career, and holds a Bachelor’s degree in accounting from Clarion State University.

Mr. Campagna will serve pursuant to a consulting agreement by and between the Company and SDS Investments, LLC, providing for a base monthly retainer of $15,000, which could be increased up to $30,000 upon achievement of certain objectives set forth in the consulting agreement. The retainer covers services of both Mr. Campagna and another consultant to the Company.

Mr. Campagna was not selected as an officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. The Company has entered into an indemnification agreement with Mr. Campagna on the same form as with other officers of the Company, providing for indemnification to the fullest extent permitted by law. A form of the officer indemnification agreement has been filed as an exhibit to the Company’s Form 8-K filed on October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad Chief Executive Officer

Date: February 18, 2014